SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2018

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Drive

        Denver, North Carolina 28037

(Address of Principal Executive Offices)

(Zip Code)

                                               (828) 464-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

The Audit Committee (the “Audit Committee”) of the Board of Directors of Air T, Inc. (the “Company”) has completed a competitive process to assess the appointment of the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019 in which several firms were invited to submit proposals. As a result of this process and following careful deliberation, on September 27, 2018, the Audit Committee dismissed BDO USA, LLP as the Company’s independent registered public accounting firm, effective as of that same date.

BDO USA, LLP’s reports on the Company’s consolidated financial statements for the fiscal years ended March 31, 2018 and March 31, 2017 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and the subsequent interim period through September 27, 2018, there were:

(i)

no disagreements with BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO USA, LLP, would have caused BDO USA, LLP to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements, except as follows:

There was a disagreement between the Company and BDO USA, LLP in connection with the historical financial accounting and reporting regarding the attribution of Delphax earnings treatment for the year ended March 31, 2017. This disagreement was brought to the attention of and discussed with the audit committee by BDO USA, LLP. BDO USA, LLP was ultimately satisfied with the final resolution and disclosure of this matter in the Company’s Form 10-K. There were no restrictions placed on BDO USA, LLP by the Company with regard to any inquiries made by the successor independent registered public accounting firm.

(ii)	no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K (“Regulation S-K”) of the U.S. Securities and Exchange Commission (the “SEC”).

The Company has provided BDO USA, LLP with a copy of this Form 8-K prior to its filing with the SEC and requested BDO USA, LLP to furnish to the Company a letter addressed to the SEC stating whether it agrees with the statements made above. A copy of BDO USA, LLP’s letter dated October 2, 2018 is attached as Exhibit 16.1 to this Form 8-K.

On September 27, 2018, the Audit Committee approved appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019. Deloitte & Touche LLP accepted appointment as the Company’s independent registered public accounting firm for the year ending March 31, 2019 on October 1, 2018. During the Company’s two most recent fiscal years and the subsequent interim period preceding Deloitte & Touche LLP’s appointment, neither the Company nor anyone on its behalf consulted Deloitte & Touche LLP regarding either:

(i)

the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

16.1	Letter of BDO USA, LLP dated October 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2018

AIR T, INC.

By:	/s/ Brett Reynolds
Brett Reynolds, Chief Financial Officer

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